EXHIBIT 99.01

Chegg announces CheggMate, the new AI companion, built with GPT-4

Building upon Chegg’s billions of pieces of learning content and over 150,000 subject matter experts, CheggMate will help students learn more effectively and with improved outcomes

April 17, 2023

SANTA CLARA, Calif.-- Chegg, Inc. (NYSE: CHGG), the leading student-first connected learning platform, today announced CheggMate, a new AI enhanced learning service built with OpenAI’s most advanced model, GPT-4. CheggMate will leverage Chegg’s leading personalized learning platform, proprietary data set, and the advanced problem-solving capabilities of GPT-4, to create an AI conversational learning companion that will empower students to learn in real-time more effectively, and with greater accuracy than ever before.

AI Powered Learning
CheggMate will deliver personalized learning pathways, tailor-made quizzes and tests, give students context, and help guide each student’s learning journey. Students can input a query in any format, whether written text, photo, math query, or diagram. With CheggMate, they can ask new questions, get clarifications in different formats, break out the steps, and drill down into concepts they don’t understand.

“Students depend on Chegg’s high quality, accurate learning platform to assist them in mastering their subjects and understanding their course material. We believe the combination of Chegg’s proven ability to improve student outcomes, with the breakthrough technology of OpenAI and Chat GPT, will create the most powerful study companion for students around the world,” said Dan Rosensweig, CEO & President of Chegg, Inc. “CheggMate will enable students to have an instantaneous AI conversation that is personalized to their learning style and needs, supported by our substantial proven and reliable content library. CheggMate combines the best of AI and Chegg’s student-focused expertise and will be exclusively available on Chegg’s platform.”

“We believe AI has the potential to provide tailored learning experiences to everyone and improve the way people around the world learn,” said Sam Altman, CEO of OpenAI. “We are very excited to work with Chegg, given their history as the leading student-first learning platform.”

In a recent study, 77% of Chegg customers said they are excited by AI chat-based learning support, but 85% of students said that they would prefer it if it is supported by human expertise.

Designed For Learning
The personalized, accurate, interactive AI companion will offer:

–Instant conversational AI guided support, which enables personalized learning and understanding

–Instant quizzes to test their knowledge and get recommendations to help bridge knowledge gaps, and an ability to drill down into concepts they don’t understand

–Recommendations of content in different formats and levels of complexity tailored to a student’s needs

–The ability for students to pick up exactly where they left off or begin new learning interactions at any time

–Seamless integration of existing Chegg tools

“AI provides an incredible opportunity for students to be aided by a digital companion that supports and enhances their learning and helps to prepare them for the future,” said Nina Huntemann, Ph.D, Chief Academic Officer of Chegg Inc. “Chegg understands learners like no one else. We are building generative AI into our powerful and proprietary learning tools to support students’ active engagement in their learning process.”

Sign-ups to test this early version of CheggMate are open and limited early access of CheggMate will become available to students in May 2023.

For more information go to www.chegg.com/cheggmate

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding Chegg's ability to create an AI conversational learning companion that will empower students to learn in real-time more effectively and with greater accuracy than ever before, CheggMate's ability to deliver personalized learning pathways, tailor-made quizzes and tests, give students context, and help guide each student's learning journey, the creation of the most powerful study companion for students around the world, the ability for CheggMate to enable students to have an instantaneous AI conversation that is personalized to their learning style and needs, AI's potential to provide tailored learning experiences to everyone and improve the way people around the world learn, the accuracy of CheggMate, the features of the CheggMate product, and the timing of the sign-ups to test CheggMate and the limited early access of CheggMate to students in May 2023. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; Chegg’s brand and reputation; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; Chegg’s ability to expand internationally; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; the success of Chegg’s new product offerings, including CheggMate; competition in aspects of Chegg’s business, and Chegg’s expectations that such competition will increase; Chegg’s ability to innovate in response to technological and market developments, including artificial intelligence; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; colleges and governments restricting online access or access to Chegg’s services; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; the outcome of any current litigation and investigations; Chegg’s ability to effectively control operating costs; regulatory changes, in particular concerning privacy and marketing; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions, including inflation, recession and war. All information provided in this release is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 21, 2023, and could cause actual results to differ materially from expectations.

Contacts

For more media inquiries please contact Marc Boxser press@chegg.com
For investor relations inquiries please contact Tracey Ford IR@chegg.com